UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2013

CAPITAL BANK FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Alhambra Plaza, Suite 1601

Coral Gables, Florida 33134

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (305) 670-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Capital Bank Financial Corp. (The “Company”) is furnishing as Exhibit 99.1 to this report presentation materials anticipated to be used in meetings with investors. These supplemental presentation materials and a link to the webcast will also be available on the Company’s website at www.capitalbank-us.com.

In addition, during the third quarter of 2013, changes in certain statutory income tax rates were enacted into law, which are effective in future years. Although such changes are not effective until future years, an associated reduction in our net deferred tax assets is required by accounting principles generally accepted in the United States. The total reduction of the carrying amount of our net deferred tax assets, caused by these tax rate changes, is required to be recorded during the period of enactment of the associated changes in law as a component of income tax expense. Accordingly, the Company expects to record a related third quarter charge of approximately $2.0 million, or $0.04 per share based upon current estimates.

The information contained in this Current Report on Form 8-K is being furnished pursuant to Item 7.01, and such information contained shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Information in this Current Report on Form 8-K contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements include our statements regarding expected future deferred tax assets and the associated impact on our financial condition and results of operations. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” in the annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. There are important factors that could cause our actual results to differ materially from the results expressed or implied by the forward looking statements including, but not limited to: (1) changes in income in future periods, including in response to changing economic and industry conditions; and (2) changes in future tax rates. All forward-looking statements are necessarily only estimates of future results and actual results may differ materially from expectations. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Presentation dated September 9, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP.
(Registrant)

Date: September 9, 2013	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer

Exhibit Index

Exhibit 99.1	Presentation dated September 9, 2013.